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                                                                   Exhibit (g.2)

                      SECURITIES LENDING AGENCY AGREEMENT

                                    BETWEEN

                        INVESTORS BANK & TRUST COMPANY

                                      AND

                                 iShares TRUST

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                      SECURITIES LENDING AGENCY AGREEMENT


     AGREEMENT, dated as of April 25, 2000, between iShares Trust (the "Client"), a Delaware business trust, acting on behalf of the funds listed on Schedule A hereto (each fund, a "Lender"), and Investors Bank & Trust Company, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the "Bank"). Schedule A may be amended from time to time by written notice from the Client to the Bank.

     WHEREAS, the Client is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Bank currently acts as custodian for securities held by it in the Account (as defined below) from time to time on behalf of the Lender;

     WHEREAS, the Client desires to appoint the Bank as its agent for the purpose of lending securities in the Account as more fully set forth below; and

     WHEREAS, the Bank has agreed to act as the Client's agent for such purpose pursuant to the terms hereof;

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.  Definitions.
    -----------

     Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meaning assigned to them in the applicable Securities Borrowing Agreement.

     1.1 "Account" shall mean the custodial account or accounts established and maintained by the Bank on behalf of each Lender for the safekeeping of securities and monies received by the Bank from time to time.

     1.2 "Approved Investment" shall mean any type of security, participation or interest in property in which Cash Collateral may be invested or reinvested, as set forth on Schedule I hereto (which may be amended from time to time to add additional Approved Investments with the written consent of the Bank and the Client, or to delete any Approved Investment at the written direction of the Client).

     1.3 "Authorized Person" shall be any officer of the Client and any other person, whether or not any such person is an officer or employee of the Client, duly authorized by corporate resolutions of the Board of Directors or Trustees, as the case may be, of the Client to give Oral and/or Written Instructions on behalf of the Client, such persons to be designated in a Certificate which contains a specimen signature of such person.

     1.4 "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering Government Securities (as defined herein), its successors and nominees.

     1.5 "Borrower" shall mean any entity named on Schedule II hereto (as such Schedule may be amended from time to time to add additional Borrowers with the written consent of the Bank and the Client, or to delete any Borrower at the written direction of the Client). The Client will promptly notify the Bank if at any time any Borrower is or becomes or potential Borrower is an "affiliated person," as defined in the 1940 Act, of any Lender, or an affiliated person of such affiliated person.

     If the Client provides such notice, the Bank shall take appropriate action to prevent the applicable Lenders from engaging in a Loan with any Borrower so identified by the Client. The Bank shall be entitled to rely upon such notices from the Client (and the absence of such notices) in its operation of the securities lending program.

     1.6 "Cash Collateral" shall mean either fed funds or New York Clearing House funds, as applicable for a particular loan of Securities.

     1.7 "Certificate" shall mean any notice, instruction, schedule or other instrument in writing, authorized or required by this Agreement to be given to the Bank, which is actually received by the Bank and signed on behalf of the Client by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

     1.8 "Collateral" shall mean Cash Collateral unless the Bank and the Client have agreed in writing to additional collateral, including Government Securities and Letters of Credit.

     1.9 "Collateral Account" shall mean a segregated account established and maintained by the Bank for the purpose of holding Collateral and Approved Investments, interest, dividends and other payments and distributions received with respect to Collateral and Approved Investments ("Distributions"), and any Securities Loan Fee paid by Borrowers in connection with Securities loans hereunder.

     1.10 "Depository" shall mean the Depository Trust Company, Participant's Trust Company, Euroclear, and any other securities depository or clearing agency (and their respective successors and nominees) authorized under applicable law or regulation to act as a securities depository or clearing agency, including any foreign securities depository approved by the Client.

     1.11 "Government Security" shall mean book-entry Treasury securities (as defined in Subpart 0 of Treasury Department Circular No. 300, 31 C.F.R. 306) and any other securities issued or fully guaranteed by the United States government or any agency or instrumentality of the United States government.

     1.12 "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit in favor of the Bank as agent for the Lender issued by a bank named on Schedule III hereto as may be amended from time to time to add additional banks by the written consent of the parties hereto, or to delete any Bank at the written direction of the Client.

     1.13 "Oral Instructions" shall mean verbal instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

     1.14 "Rebate" shall mean the amount payable by the Lender to a Borrower (as set forth in a Receipt) in connection with Securities loans at any time collateralized by Cash Collateral.

     1.15 "Receipt" shall mean an advice or confirmation setting forth the terms of a particular loan of Securities hereunder, including, without limitation, the Collateral with respect to such loan.

     1.16 "Securities Borrowing Agreement" shall mean with, respect to any Borrower, the agreement pursuant to which the Bank lends securities on behalf of its customers (including the Lender) to such Borrower as may be amended from time to time.

     1.17 "Securities Loan Fee" shall mean the amount payable by a Borrower to the Bank, as agent for the Lender, pursuant to the applicable Securities Borrowing Agreement in connection with Securities loans, if any, collateralized by Collateral other than Cash Collateral.

     1.18 "Security" shall mean any Government Securities, non-U.S. securities, common stock and other equity securities, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, which are available for lending pursuant to Section 2.2 of this Agreement.

     1.19 "Written Instructions" shall mean written communications actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer, video (CRT) terminal or other on-line system, or any other method whereby the Bank is able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

2.  Appointment; Scope of Agency Authority.
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     2.1  Appointment. The Client hereby appoints the Bank as its agent to lend
          -----------
Securities in the Account to Borrowers from time to time as hereinafter set forth, and the Bank hereby accepts appointment as such agent and agrees to so act.

     2.2  Securities Subject to Lending. Unless the Client provides otherwise in
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writing to the Bank, all Securities maintained in the Account shall be available for lending pursuant to this Agreement.
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     2.3  Securities Borrowing Agreement. The Lender hereby acknowledges receipt
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of a Securities Borrowing Agreement with respect to each Borrower. The Bank is hereby authorized to lend Securities in the Account to Borrowers pursuant to such agreements. The Bank shall provide the Client with any proposed material amendments or changes to such agreements prior to their effectiveness. The
Client may elect, without penalty, to terminate any Borrower from Schedule II if it opposes the change. Attached hereto as Exhibit A are the forms of Securities Borrowing Agreements in effect between the Bank and the Borrowers as of the date hereof.

     2.4  Loan Opportunities. The Client on behalf of each Lender acknowledges
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and agrees that the Bank shall have the right to decline to make any loans of
Securities under any Securities Borrowing Agreement and to discontinue lending under any Securities Borrowing Agreement in its sole discretion and without notice to the Client. The Client on behalf of each Lender agrees that it shall have no claim against the Bank based on, or relating to, loans made for other customers or for the Bank's own account, or loan opportunities refused hereunder, whether or not the Bank has made fewer or more loans for any other customer or for the Bank's own account than for the Lender, and whether or not any loan for another customer or for the Bank's own account, or the opportunity refused, could have resulted in loans made hereunder.

     2.5  Use of Book-Entry System and Depositories. The Client on behalf of
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each Lender hereby authorizes the Bank on a continuous and on-going basis, to deposit in the Book-Entry System and any Depositories all Securities eligible for deposit therein and to utilize the Book-Entry System and Depositories to the extent possible in connection with its receipt and delivery of Securities, Collateral, Approved Investments and monies under this Agreement. Where Securities, Collateral (other than Cash Collateral) and Approved Investments eligible for deposit in the Book-Entry System or a Depository are transferred to the Account, the Bank shall identify as belonging to the Lender a quantity of securities in a fungible bulk of securities shown on the Bank's account on the books of the Book-Entry System or the applicable Depository. Securities, Collateral and Approved Investments deposited in the Book-Entry System or a Deposit will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or agency capacity.

3. Representations and Warranties.
   ------------------------------

     3.1  Client's Representations  The Client hereby represents and warrants to
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the Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

               (a) This Agreement has been approved by the Board of Trustees of the Client and the Approved Investments have been and will be annually determined to be in the best interests of shareholders of each Lender; this Agreement is, and each Securities loan and Approved Investment will be, legally and validly entered into by the Client on behalf of each Lender, does not, and will not, violate any statute, regulation, rule, order or, judgment binding on the Lender, or any provision of the Client's charter or by-laws, or any agreement binding on the Client or affecting its property, and is enforceable against the Client and each Lender in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally;

               (b) The person executing this Agreement and all Authorized Persons acting on behalf of the Client or any Lender has and have been duly and properly authorized to do so;

               (c) Each Lender is lending Securities as principal for its own account and it will not transfer, assign or encumber its interest in, or rights with respect to, any securities loans;

               (d) All Securities subject to lending pursuant to Section 2.2 of this Agreement are free and clear of all liens, claims, security interests and encumbrances, no such Security subject to lending has been sold and the Client on behalf of each Lender has no present intention to sell any of the Securities subject to lending. The Client shall promptly delete from the list referenced in
Section 2.2 hereof any and all Securities which are no longer subject to the representations contained in this sub-paragraph (d).

     3.2  Bank's Representations  The Bank hereby represents and warrants to the
          ----------------------
Client, which representations and warranties shall be deemed to be continuing and to be reaffirmed on any day that a Securities loan hereunder is outstanding, that:

               (a) This Agreement is legally and validly entered into by the Bank, does not and will not, violate any statute, regulation, rule, order or, judgment binding on the Bank, or any provision of the Bank's charter or by-laws, or any agreement binding on the Bank or affecting its property, and is enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors rights generally; and

               (b) The person executing this Agreement on behalf of the Bank and all persons acting on the Bank's behalf pursuant to this Agreement have been duly and properly authorized to do so.

               (c) It will comply with all laws, rules and regulations applicable to the securities lending transactions contemplated by this Agreement.

4. Securities Lending Transactions.
   -------------------------------

     4.l  Loan Initiation. From time to time the Bank may lend Securities to
          ---------------
Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Borrowing Agreement. The Bank shall deliver to the Lender a Receipt in connection with each loan made hereunder, prior to settlement of such loan. If instructed by the Client in writing, Bank will refrain from lending a particular security or from making loans to a particular Borrower.

     4.2  Receipt of Collateral; Approved Investments.
          -------------------------------------------

               (a) For each loan hereunder the Bank shall (i) initially receive Cash Collateral equivalent to no less than 102% (105% in the case of loans of foreign securities denominated in non-U.S. dollars) of the market value of the securities lent and (ii) thereafter shall request on a daily basis as necessary additional Collateral, which for Cash Collateral shall be an amount such that the value of the Cash Collateral in no event be equivalent to less than 100% of the market value of the Securities lent (as determined in accordance with the applicable Securities Borrowing Agreement), and the Bank is hereby authorized and directed, without obtaining any further approval from the Lender, to invest and reinvest all or substantially all of the Cash Collateral received in any Approved Investment. The Bank shall credit all Collateral, Approved Investments and Distributions received with respect to Collateral and Approved Investments to the Collateral Account and mark its books and records to identify the Lender's ownership thereof as appropriate.

               (b) All Approved Investments shall be for the account and risk of the Lender. To the extent any loss arising out of Approved Investments results in a deficiency in the amount of Collateral available for return to a Borrower pursuant to the Securities Borrowing Agreement, the Lender agrees to pay the Bank on demand cash in an amount equal to such deficiency.

               (c) Except as otherwise provided herein, all Collateral, Approved Investments and Distributions credited to the Collateral Account shall be controlled by, and subject only to the instructions of, the Bank, and the Bank shall not be required to comply with any instructions of the Lender with respect to the same.

     4.3  Distributions on Loaned Securities. Except as provided in the next
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sentence, all interests, dividends, and other distributions paid with respect to loaned Securities shall be credited to the Lender's account on the date such amounts are delivered by the Borrower to the Bank. Any non-cash distribution on loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the applicable loan (and shall be considered to constitute loaned Securities) as of the date such non-cash distribution is declared payable whether or not it has been received by the Borrower, provided that any such addition shall be conditional upon the actual receipt of such non-cash distribution and may be reversed by the Bank to the extent that such non-cash distribution is not received.

     4.4  Marks to Market. The Bank shall on each Business Day mark to market in
          ---------------
U.S. dollars the value of all Securities loaned hereunder and accordingly receive and release Collateral in accordance with the applicable Securities Borrowing Agreement.

     4.5  Collateral Substitutions. The Bank shall accept substitutions of
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Collateral in accordance with the applicable Securities Borrowing Agreement and shall credit all such substitutions to the Collateral Account, provided however that unless other Collateral has been mutually agreed upon in writing by the Bank and the Client, no other Collateral may be substituted for Cash Collateral. The Bank will not accept Letters of Credit as Collateral hereunder from any Borrower unless the Securities Borrowing Agreement with such Borrower provides that in the event of a material adverse change in in the financial condition of any bank issuing a Letter of Credit that serves as Collateral thereunder, the Borrower will be required to immediately substitute Cash Collateral or appropriate securities Collateral for such Letter of Credit.

     4.6  Termination of Loans. The Bank shall terminate any Securities loan to
          --------------------
a Borrower in accordance with the applicable Securities Borrowing Agreement as soon as practicable after:

               (a) receipt by the Bank of a notice of termination pursuant to the Securities Borrowing Agreement;

               (b) receipt by the Bank of Written Instructions instructing it to terminate a Securities loan; provided that the Client may require that each Security must be returned to the Lender by no later than the date which is the standard settlement date for trades of such Security entered into on the date of such Written Instruction;

               (c) receipt by the Bank of Written Instructions deleting the Borrower to whom such loan was made from Schedule II hereto;

               (d) upon the Bank's becoming aware of the occurrence of any default pursuant to the applicable Securities Borrowing Agreement requiring termination of such loan; or

               (e) whenever the Bank, in its sole discretion, elects to terminate such loan.

     4.7  Securities Loan Fee. The Bank shall receive any applicable Securities
          -------------------
Loan Fee paid by Borrowers pursuant to the Securities Borrowing Agreement and credit all such amounts received to the Collateral Account.

     4.8  The Borrower's Financial Condition. The Bank has delivered to the
          ----------------------------------
Lender each of the Borrower's most recent statements that have been made available to the Bank pursuant to the Securities Borrowing Agreements. The Bank shall promptly deliver to the Client all statements and financial information subsequently delivered to the Bank and required to be furnished to the Bank under the Securities Borrowing Agreements.

     4.9  Transfer Taxes and Necessary Costs. All transfer taxes and necessary
          ----------------------------------
costs with respect to the transfer of the loaned Securities by the Lender to the Borrower and the Borrower to the Lender upon the termination of the loan shall be paid by the Borrower in accordance with the applicable Securities Borrowing Agreement.

     4.10 Borrower Default Indemnification. If, at the time of a default by a
          --------------------------------
Borrower with respect to a loan hereunder (within the meaning of the applicable Securities Borrowing Agreement), some or all of the loaned Securities under such loan have not been returned by the Borrower, subject to the terms of this Agreement, the Bank shall indemnify Lender against the failure of the Borrower as follows:

               (a) The Bank shall purchase a number of Securities of the same issuer and class as the loaned Securities equal to the number of such unreturned loaned Securities ("Replacement Securities"), to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such loan to the purchase of such Replacement Securities. If and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at the Bank's expense. The cost of the purchase of Replacement

Securities shall include all costs, fees and expenses (including, without limitation, attorneys' fees) incurred in connection with any purchase of Replacement Securities; and the value of proceeds of the Collateral shall be calculated less any costs, fees and expenses (including, without limitation, attorneys' fees) incurred in connection with selling or otherwise realizing on such Collateral.

               (b) If and to the extent that it is impossible or commercially impracticable for the Bank to purchase Replacement Securities pursuant to Paragraph (a) hereof, the Bank shall credit to the Lender's account an amount equal to the Market Value of the unreturned loaned Securities for which Replacement Securities are not purchased, determined as of the close of trading on the business day that the Bank as agent of the Lender, in its sole discretion, either applies the proceeds of any Collateral with respect to such loan to the purchase of any Replacement Securities or elects to treat any loaned Securities as having been purchased by the Borrower, pursuant to the applicable Securities Borrowing Agreement.

               (c) Any credits required under Paragraph (b) hereof shall be made by application of the proceeds of the Collateral (if any) that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraph (b), such credits shall be made at the Bank's expense.

               (d) The Bank shall be subrogated to all rights of Lender against Borrower in respect of any amounts paid by Bank pursuant to the provisions of this Section; provided, however, that until such time as all obligations of Borrower to Lender have been irrevocably paid in full, the Bank shall not be entitled to take action to enforce such rights and any amounts received by or distributable to the Bank on account of such rights shall be paid or distributed to Lender.

     4.11 Bank's Obligation. Except as specifically set forth herein, or in any
          -----------------
applicable Securities Borrowing Agreement, the Bank shall have no duty or obligation to take action to effect payment by a Borrower of any amounts owed by such Borrower pursuant to the Securities Borrowing Agreement.

5.  Concerning the Bank.
    -------------------

     5.1  Standard of Care: Indemnification.
          ---------------------------------

               (a) It is expressly understood and agreed that in exercising its rights and performing its obligations hereunder, the Bank owes no fiduciary duty to the Lender. The Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees) incurred by the Lender, except to the extent those costs, expenses, damages, liabilities or claims result from the Bank's material breach of this Agreement or the Bank's negligence, willful misconduct, bad faith, or reckless disregard of its obligations and duties hereunder.

     Neither the Client nor the Bank shall have any obligation hereunder for costs, expenses, damages, liabilities or claims (including reasonable attorneys and accountants fees), which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository or their respective successors or nominees. In no event shall either party be be liable to the other for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

          (b) The Client on behalf of each Lender agrees to indemnify the Bank and to hold it harmless from and against any and all costs, expenses, damages, liabilities or claims (including reasonable fees and expenses of counsel) which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with or arising out of the Bank's operating under and in compliance with this Agreement, except those costs, expenses, damages, liabilities or claims arising out of the Bank's negligence, bad faith, willful misconduct, or reckless disregard of its obligations and duties hereunder. Actions taken or omitted in reasonable reliance upon Oral or Written Instructions, any Certificate, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed by the Bank to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, shall be presumed to have been taken or omitted in good faith.

          (c) The Bank shall indemnify and hold harmless the Lender, its Board of Trustees and its agents and Barclays Global Fund Advisors from any and all loss, liability, costs, damages, actions, and claims ("Loss") to the extent that any such Loss arises out of the material breach of this Agreement by or negligent acts or omissions or willful misconduct of the Bank, its officers, directors or employees or any of its agents or subcustodians in connection with the securities lending activities undertaken pursuant to this Agreement, provided that the Bank's indemnification obligation with respect to the acts or omissions of its subcustodians shall not exceed the indemnification provided by the applicable subcustodian to the Bank.

     5.2 No Obligation to Inquire. Without limiting the generality of the
         ------------------------
foregoing, the Bank shall be under no obligation to inquire into, and shall not be liable for, the validity of the issue of any Securities at any time held in the Account or Approved Investments held in the Collateral Account.

     5.3 Advances, Overdrafts and Indebtedness; Security Interest.
         --------------------------------------------------------

     (a) The Bank may, in its sole discretion, (i) advance funds on behalf of the Lender in order to pay to Borrowers any Rebates with respect to fixed income securities loans, (ii) with the prior approval of the Client on behalf of a Lender, advance funds in order to pay to Borrowers any Rebates with respect to equity securities loans or to return to Borrowers Cash Collateral to which they are entitled pursuant to the Securities Borrowing Agreement (any such advance listed in clause (i) of (ii) an "Approved Advance"), or (iii) without prior approval of the Client on behalf of a Lender, advance funds in order to pay to Borrowers any Rebates with respect to equity securities loans or to return to Borrowers Cash Collateral to which they are entitled pursuant to the Securities Borrowing Agreement (any such advance listed in this clause (iii) a "Bank Advance")(Approved Advances and Bank Advances hereinafter referred to collectively as "Advances"). The Bank may also, in its sole discretion, as a matter of bookkeeping convenience, credit the Account with interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor, with the prior approval of the Client on behalf of a Lender (an "Approved Credit"), or without the prior approval of the Client on behalf of a Lender (a "Bank Credit") (Approved Credits and Bank Credits hereinafter referred to collectively as "Credits"). The Client of behalf of each Lender agrees that such Credits may also be reflected on its books, and otherwise, as "immediately available" or "same day" funds or by some similar characterization. Notwithstanding any such Credit or characterization, all Credits shall be conditional upon the Bank's actual receipt of final payment and may be reversed by the Bank to the extent that final payment is not received. If the Bank, in its sole discretion, permits a Lender to use funds credited to the Account prior to receipt by the Bank of final payment thereof, such Lender shall nonetheless, continue to bear the risk of, and liability for, the Bank's non-receipt of final payment in full.

          (b) The Client agrees that each Lender shall repay the Bank on demand the amount of any Advance or Credit described in Section 3(a) above plus accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) as agreed to by the parties from time to time. In order to secure repayment of any Approved Advance or Approved Credit arising hereunder, the Client on behalf of each Lender hereby agrees that the Bank shall have a continuing lien and security interest against each Lender, to the extent of any such Approved Advance, Approved Credit or interest thereon owing, in and to all assets now or hereafter held in the Account and the Collateral Account of such Lender, which is then in the Bank's possession or control or in the possession or control of any third party acting on the Bank's behalf and, without limiting the foregoing, the Bank shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Uniform Commercial Code and/or any other applicable laws and/or regulations as then in effect. The Bank shall be entitled to charge any Advance, Credit or interest thereon owing against any balance of account standing to the credit of a Lender on the Bank's books and against any cash in the Account of such Lender.

          (c) The rights of the Bank and the obligations of the Lender under this Section are absolute and unconditional whether or not the Bank would be entitled to indemnification pursuant to Section 5.l(b) hereof.

          (d) For all purposes of this Agreement, payment with respect to a transaction will not be "final" until the Bank shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or deemed by the Bank to be specifically applicable, to such transaction. A debit by the Bank to any other account of the Lender maintained by the Bank or to an account of any third party to whom or for whose account Securities have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Bank of immediately available, irreversible and unencumbered funds.

          5.4 Advice of Counsel The Bank may, with respect to questions of law,
              -----------------
apply for and obtain the advice and opinion of counsel which may be counsel to the Client, provided that the foregoing shall not be deemed to be a waiver by the client of any conflict of such counsel.

          5.5 No Collection Obligations. The Bank shall be under no obligation
              -------------------------
or duty to take action to effect collection of any amounts payable in respect of Securities or Approved Investments if such Securities or Approved Investments are in default, or if payment is refused after due demand and presentation.

          5.6 Pricing Methods. The Bank is authorized to utilize any recognized
              ---------------
pricing information service or any other means of valuation specified in the applicable Securities Borrowing Agreement ("Pricing Methods") in order to perform its valuation responsibilities with respect to loaned Securities, Collateral and Approved Investments, and the Lender agrees to hold the Bank harmless from and against any loss or damage suffered or incurred as a result of errors or omissions of any such Pricing Methods.

          5.7 Agent's Fee.
              -----------

                    (a) In connection with each Securities loan hereunder, the Lender shall pay to the Bank a fee as specified below:


          (i) If the value of Securities maintained in the Accounts, in the aggregate, is less than or equal to $15 billion, Bank shall receive 40% of the fee basis (the "Fee Basis") formed by (i) the net realized income derived from the investment of Cash Collateral, plus (ii) any Securities Loan Fee paid by the Borrower, minus (iii) any Rebate paid to the Borrower, or

          (ii) If the value of the Securities maintained in the Accounts, in the aggregate, exceeds $15 billion, the bank shall receive a fee equal to the product of the following fraction (the "Blended Rate") multiplied by the Fee Basis:

               [(1 / (Value of assets in Accounts / 15,000,000,000)] x .40}  +
               ({1 - [1 / (Value of assets in Accounts / 15,000,000,000)]} X
               .30)

    (b) The Bank is authorized on a monthly basis to charge the fee owed by the Lender under this paragraph against the applicable Collateral Account. Such fee shall be charged and paid at the end of each month. The Blended Rate shall be calculated on the first business day of each month based on the value of the Securities maintained in the Accounts as of the last business day of the preceding month.

               (c) Examples illustrating the calculation of fees to be paid by Lender to the Bank appear in Exhibit 1 hereto.

     5.8 Reliance On Certificates and Instructions. The Bank shall be entitled
         -----------------------------------------
to rely upon any Certificate, any information contained on any Schedule hereto as may be amended in accordance with the terms hereof, and Written or Oral Instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Client agrees to forward to the Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by the Bank by the close of business of the same day that such Oral Instructions are given to the Bank. The Client agrees that the fact that such confirming Written Instructions are not received on a timely basis or that contrary instructions are received by the Bank shall in no way affect the validity or enforceability of the transactions authorized by the Client. The Bank will use reasonable efforts to report any subsequently received contrary instructions. In this regard, the records of the Bank shall be presumed to reflect accurately any Oral Instructions given by an Authorized Person or a person reasonably believed by the Bank to be an Authorized Person.

     5.9  Disclosure of Account Information. The Bank may not disclose or supply
          ---------------------------------
any information regarding the Account unless required by any law or governmental regulation now or hereafter in effect or requested to do so by Client; provided that Bank may disclose or supply information regarding the Account as necessary in the sole discretion of the Bank in order to facilitate, effect or continue any loans hereunder.

     5.10 Statements. The Bank will at least daily furnish the Lender with
          ----------
statements relating to loans hereunder.

     5.11 Force Majeure. Notwithstanding anything to the contrary in this
          -------------
Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from (i) any acts of God, fires, floods, or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, or insurrection, and (ii) other happenings or events beyond the reasonable control or anticipation of the party effected, provided that (A) the effected party has in place appropriate business resumption procedures, systems and facilities and (B) the effected party uses its best efforts to avoid or remove the cause of such losses.

     5.12 No Implied Duties.
          -----------------

               (a) The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in the applicable Securities Borrowing Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement.

               (b) Neither the Client nor any Lender shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Client or any Lender in connection with this Agreement.

6.  Termination.  This Agreement may be terminated at any time by either party
    -----------
upon delivery to the other party of a written notice specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. Notwithstanding any such notice, this

Agreement shall continue in full force and effect with respect to all loans of Securities outstanding on the date of termination.

7.  Miscellaneous.
    -------------

     7.1  Exclusivity. The Client agrees that it shall not enter into any other
          -----------
agreement with any third party whereby such third party is permitted to make loans on behalf of any Lender of any securities held by the Bank in the Account from time to time.

     7.2  Certificates. The Client agrees to furnish to the Bank a new
          ------------
Certificate in the event that any then present Authorized Person ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new Certificate is received, the Bank shall be fully protected in acting upon Oral Instructions or signatures of the present Authorized Persons.

     7.3  Notices.
          -------

               (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and received by it at its offices at 200 Clarendon Street, P.O. Box 9130, Boston, Massachusetts 02117-9130, Attention: Securities Lending Department, , with a copy to: John E. Henry, General Counsel or at such other place as the Bank may from time to time designate in writing.

               (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Client shall be sufficiently given if addressed to the Lender and mailed or delivered to iShares Trust, Fund Administration, c/o Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, California 94105,with a copy to: Legal Department, Attn:
________________________, or at such other place as the Client may from time to time designate in writing.

     7.4  Cumulative Rights and No Waiver. Each and every right granted to a
          -------------------------------
party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of a party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by a party of any right preclude any other or future exercise thereof or the exercise of any other right.

     7.5  Severability. In case any provision in or obligation under this
          ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

     7.6  Amendments. This Agreement may not be amended or modified in any
          ----------
manner except by a written agreement executed by both parties.

     7.7  Successors and Assigns. This Agreement shall extend to and shall be
          ----------------------
binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     7.8  Governing Law; Consent to Jurisdiction. This Agreement shall be
          --------------------------------------
construed in accordance with the laws of the State of New York without regard to conflict of laws principles thereof.

     7.9  No Third Party Beneficiaries. In performing hereunder, the Bank is
          ----------------------------
acting solely on behalf of the Client and, except as specifically provided herein, no contractual or service relationship shall be deemed to be established hereby between the Bank and any other person.

     7.10 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     7.11 SIPA Notice. The provisions of the securities investor protection act
          -----------
of 1970 may not protect the lender with respect to loans hereunder and, therefore, the collateral delivered to the bank as agent for the lender may constitute the only source of satisfaction of a borrower's obligation in the event such borrower fails to return the loaned securities.

     7.12 Survival of Indemnification. The indemnifications provided by a party
          -----------------------------
hereunder shall be a continuing obligation of such party, its successors and assigns, notwithstanding the termination of any loans hereunder or of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


                           iShares TRUST



                           By: /s/ Nathan Most
                              ________________________________
                               Title: President


                           INVESTORS BANK & TRUST COMPANY



                           By: /s/ Kevin Sheehan
                              ________________________________
                               Title: President

                                  Schedule A
                                    Lenders


iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Chemicals Index Fund iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Composite Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Internet Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Total Market Index Fund iShares Dow Jones U.S. Utilities Sector Index Fund

iShares Russell 1000 Growth Index Fund
iShares Russell 1000 Index Fund
iShares Russell 1000 Value Index Fund
iShares Russell 2000 Growth Index Fund
iShares Russell 2000 Index Fund
iShares Russell 2000 Value Index Fund
iShares Russell 3000 Growth Index Fund
iShares Russell 3000 Index Fund
iShares Russell 3000 Value Index Fund

iShares S&P 100 Index Fund
iShares S&P 500 Index Fund
iShares S&P 500/BARRA Growth Index Fund
iShares S&P 500/BARRA Value Index Fund
iShares S&P Europe 350 Index Fund
iShares S&P MidCap 400 Index Fund
iShares S&P MidCap 400/BARRA Growth Index Fund iShares S&P MidCap 400/BARRA Value Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600/BARRA Growth Index Fund iShares S&P SmallCap 600/BARRA Value Index Fund iShares S&P/TSE 60 Index Fund

                                  Schedule I
                             Approved Investments

A.   US Government Securities (defined as follows):

     US Treasury Securities
     ------------------------------------------------------------------
     US Treasury Bills
     US Treasury Notes
     US Treasury Bonds

     US Government Agency Discounts Notes
     ------------------------------------------------------------------
     Federal Home Loan Bank
     Federal Home Loan Mortgage Corporation
     Federal National Mortgage Association

     Regular Agency Mortgage Pass-Throughs
     ------------------------------------------------------------------
     Freddie Mac Mortgage Gold PCs
     Freddie Mac Adjustable Rate PCs
     Fannie Mae Fixed Rate MBS
     Fannie Mae Adjustable Rate MBS
     GNMA Single Family Loan Pool 15-30 Years (I and II)
     GNMA Single Family Loan Pool 15 Years (I and II)
     GNMA Singe Family Platinum Pool 30 Years (I and II)
     GNMA II Single Family Adjustable Rate MBS


B. Repurchase Agreements with the below-named counterparties, in amounts not to exceed the specified limit with respect to each such counterparty. Securities that are eligible as collateral under such Repurchase Agreements shall be limited to the US Government Securities listed under Section A of this Schedule above.

     Repo Counterparties                          Credit Limits
     -------------------------------------        --------------

     Bear Stearns & Co., Inc.                     USD300mm.
     ------------------------
     Credit Suisse First Boston Corp              USD200mm.
     Goldman Sachs & Co.                          USD300mm.
     -------------------
     JP Morgan Securities Inc.                    USD200mm.
     ------------------------
     Lehman Brothers Inc.                         USD200mm.
     --------------------
     Merrill Lynch Government Securities          USD300mm.
     -----------------------------------
     Morgan Stanley & Co., Inc.                   USD400mm.
     --------------------------
     PaineWebber, Inc.                            USD200mm.
     -----------------
     Salomon Smith Barney Inc.                    USD300mm.
     -------------------------
     Warburg Dillon Read LLC                      USD200mm.
     -----------------------

C.   Money Market Investments in the following funds:

     Dreyfus Cash Management
     Dreyfus Treasury Cash Management
     Goldman Sachs Financial Square Money Market Fund
     Goldman Sachs Financial Square Prime Obligation Fund
     S-T Investments Co. Liquid Assets Portfolio
     S-T Investments Co. Prime Portfolio
     TempCash
     TempFund
                             (continued next page)

                                  Schedule I
                             Approved Investments
                                  (continued)


D. The maximum maturity for any security will be one year. No more than 5% of each iShare Fund's total assets will be invested in any one issuer, with the exception of US Government Securities. All investments shall be made in compliance with the Investment Company Act of 1940, as amended, including without limitation, Section 12(d)(1) thereof, and other applicable law.

                                  Schedule II
                              Approved Borrowers



     Borrower                                               Borrowing Limit
     --------------------------------------------------     ---------------

     Bear Stearns & Co., Inc.                               USD200mm.
     BT Alex Brown Inc.                                     USD100mm.
     Credit Suisse First Boston Corp.                       USD100mm.
     Deutsche Bank Securities Inc.                          USD100mm.
     Donaldson, Luftkin & Jenrette Securities Corp.         USD100mm.
     Goldman Sachs & Co.                                    USD200mm.
     JP Morgan Securities Inc.                              USD100mm.
     Lehman Brothers Inc.                                   USD200mm.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated     USD300mm.
     Morgan Stanley & Co., Inc.                             USD200mm.
     MS Securities Services, Inc.                           USD200mm.
     PaineWebber, Inc.                                      USD200mm.
     Salomon Smith Barney Inc.                              USD175mm.
     Warburg Dillon Read LLC                                USD175mm.

                                 Schedule III

                 Approved Issuing Banks for Letters of Credit


                                Bank of America
                             Chase Manhattan Bank
                                  Mellon Bank
                         Morgan Guaranty Trust Company
                            Republic National Bank

                                  Schedule IV

                         Securities Lending Guidelines


1. The Bank shall only lend securities to "Approved Borrowers" as designated by Barclays Global Fund Advisors (BGFA).

2.   The Bank will make all loans versus acceptable collateral.

3. Collateral may include US Dollars (USD), Letters of Credit (with Banks approved by BGFA), or US Government Securities as set forth on the Approved Investment Schedule (Schedule I hereto).

4. The Bank will ensure that each loan will be initially collateralized at 102% for USD-denominated securities and 105% for securities not denominated in USD, and will request additional collateral on a daily basis in the event the collateral coverage falls below the applicable standard.

5. The Bank shall only invest the cash collateral in accordance with the "Approved Investment" schedule as designated by BGFA.

6. The Bank shall terminate securities loans upon the sale of securities, upon receipt of written instructions from the Lender, or as otherwise provided in the Agreement.

7. The Bank shall disburse rebates to the Borrowers in accordance with this Agreement.

8. The Bank shall collect all dividends, interest payments and other income on loaned securities.

9. The Bank shall provide periodic reporting to BGFA detailing the securities on loan, collateral, and cash reinvestment.

                                   Exhibit 1

     Fees


The following two examples illustrate the calculation of fees to be paid by Lender to the Bank:


     Example A:  Value of Securities in Account as of March 31 = $15,000,000,000
                 Value of Fee Basis for the month of April = $1,000,000
                 Fee to be paid to Bank on April = .40 x 1,000,000 = $400,000

     Example B:  Value of Securities in Account as of March 31 = $30,000,000,000
                 Value of Fee Basis for the month of April = $2,000,000
                 Blended Rate  =  {[1 / (30,000,000,000 / 15,000,000,000)] x
     .40} +
                         ({1- (1 / (30,000,000,000 / 15,000,000,000)]} x .30) =
                         .20  + .15 = .35
                 Fee to be paid to Bank on April 30 = $2,000,000 x .35 =
                 $750,000